Exhibit 99.1

Blue Buffalo Reports Second Quarter 2016 Results

Wilton, CT - August 10, 2016 - Blue Buffalo Pet Products, Inc. (the “Company”) (NASDAQ: BUFF), the leading natural pet food company in the United States, today announced its second quarter 2016 results.

•	Second Quarter Highlights

◦	Net sales of $287 million, up 12.9%

◦	Net income of $37 million, up 61.8%; Adjusted Net Income of $38 million, up 45.7%

◦	Adjusted EBITDA of $68 million, up 40.7%

◦	Diluted EPS of $0.18, up 61.2% ; Adjusted Diluted EPS of $0.19, up 45.2%

•	Raising 2016 Outlook

◦	Net sales between $1,140 million and $1,150 million

◦	Adjusted Diluted EPS of $0.74 to $0.76

“Our strong Q2 results reflected the high-quality execution of our strategy and advantaged business model. Given our performance through the first half of the year and our confidence for the second half, we are raising both our sales and EPS guidance for the year,” said CEO Kurt Schmidt.

Second Quarter of 2016 Compared to Second Quarter of 2015
Net sales increased $32.9 million, or 12.9%, to $286.9 million, driven primarily by volume growth. Net sales of Dry Foods increased $22.0 million, or 10.6%, to $228.8 million while net sales of Wet Foods, Treats and Other Products increased $10.9 million, or 23.0%, to $58.1 million.
Gross profit increased $27.5 million, or 27.6%, to $127.3 million and gross margin was 44.4%, up 510 bps compared with 39.3% in the second quarter of 2015. The increase in gross margin was driven primarily by supply chain efficiencies including the ramp-up of our Heartland facility and lower input costs, favorable mix, as well as a benefit from net pricing.
Selling, general, and administrative expenses increased $5.9 million, or 10.0%, to $65.6 million. Adjusted SG&A, which excludes litigation expenses and costs incurred for our public offerings, increased $9.2 million, or 17.0%. This increase was primarily due to investments in our strategic initiatives.
Net income increased $14.0 million, or 61.8%, to $36.6 million in the second quarter of 2016, as compared to $22.6 million in the second quarter of 2015. Adjusted Net Income, which excludes litigation expenses and costs incurred for our public offerings, increased $12.0 million, or 45.7%, to $38.3 million in the second quarter of 2016, compared to $26.3 million in the second quarter of 2015. Diluted Earnings Per Share in the second quarter of 2016 increased 61.2% to $0.18, compared to $0.11 in the second quarter of 2015. Adjusted Diluted Earnings Per Share in the second quarter of 2016 increased 45.2% to $0.19, compared to $0.13 in the second quarter of 2015.
First Half of 2016 compared to the First Half of 2015
Net sales increased $63.9 million, or 12.7%, to $566.7 million, driven primarily by volume growth. Net sales of Dry Foods increased $47.4 million, or 11.5%, to $458.3 million while net sales of Wet Foods, Treats and Other Products increased $16.5 million, or 17.9%, to $108.4 million.
Gross profit increased $51.2 million, or 25.7%, to $250.5 million and gross margin was 44.2%, up 460 bps compared with 39.6% in the first half of 2015. The increase in gross margin was driven primarily by supply chain efficiencies including the ramp-up of our Heartland facility and lower input costs, favorable mix, as well as a benefit from net pricing.
Selling, general, and administrative expenses increased $18.3 million, or 17.1%, to $125.4 million. Adjusted SG&A, which excludes litigation expenses and costs incurred for our public offerings, increased $21.6 million, or 21.8%. This increase was primarily due to our investments in our strategic initiatives and our ongoing investment in advertising and marketing consistent with our brand building strategy.

Net income increased $21.3 million, or 40.4%, to $74.0 million as compared to $52.7 million in the first half of 2015. Adjusted Net Income, which excludes litigation expenses and costs incurred for our public offerings, increased 19.2 million, or 33.5%, to $76.6 million in the first half of 2016, compared to $57.4 million in the first half of 2015. Diluted Earnings Per Share in the first half of 2016 increased 40.0% to $0.37 compared to $0.27 in the first half of 2015. Adjusted Diluted Earnings Per Share in the first half of 2016 increased 33.1% to $0.39, compared to $0.29 in the first half of 2015.
Net cash provided by operating activities was $54.7 million in the first half of 2016 compared with $89.6 million in the first half of 2015. Net cash provided by operating activities for the first half of 2016 was reduced by $20.0 million, net of $12.0 million in tax savings, related to our settlement agreement in the U.S. consumer class action lawsuits. Cash and cash equivalents were $273.6 million as of June 30, 2016 as compared to $224.3 million as of December 31, 2015. Capital expenditures for both the first half of 2016 and 2015 were $3.8 million.
Full Year 2016 Outlook
For the full year 2016, the Company expects to deliver net sales between $1,140 million and $1,150 million. The Company expects its gross margin to be about 44% for the year. Given this gross margin outlook, the Company will continue its planned investments in strategic initiatives and brand building. The Company expects its Adjusted Diluted Earnings Per Share to be between $0.74 and $0.76. The outlook for full year 2016 Adjusted Earnings Per Share excludes costs related to litigation and the Company's secondary public offering. The Company expects 2016 capital expenditures to be between $50 to $60 million. The full year 2016 effective tax rate is expected to be approximately 37.3%.

Important Information Regarding Non-GAAP Financial Measures
The Company presents non-GAAP financial measures, including Adjusted Net Income, Adjusted EBITDA, Adjusted Diluted EPS, Adjusted SG&A, Adjusted Operating Income and Adjusted Gross Profit, in this press release as management uses these measures in assessing our operating performance, and we believe they are helpful to investors, securities analysts and other interested parties, in evaluating the performance of companies in our industry. We also believe that these non-GAAP financial measures are useful to management and investors, securities analysts and other interested parties as measures of our comparative operating performance from period to period. These non-GAAP financial measures are not measurements of financial performance under GAAP. They should not be considered as alternatives to cash flow from operating activities, as measures of liquidity, or as alternatives to net income as a measure of our operating performance or any other measures of performance derived in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies. Please see the schedules to this press release for additional information and reconciliations of such non-GAAP financial measures to the nearest GAAP measure. With respect to our expectations under “Updated 2016 Outlook” above, for Adjusted Diluted EPS a reconciliation to the closest corresponding GAAP financial measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to litigation expenses and secondary offering costs excluded from this non-GAAP financial measure. We expect the variability of these charges to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
Conference Call:
At 5 p.m. (Eastern Time) today, the Company will host a conference call to provide additional commentary on second quarter 2016 results. Further details will be accessible on the Company’s website at http://ir.bluebuffalo.com. Participants may dial 844-743-2498 in the United States or 661-378-9532 internationally and use the access code 47042319, or access the webcast through the Company’s website at http://ir.bluebuffalo.com. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A replay of the call will be available from August 10, 2016 to August 24, 2016 following the call. To access the replay, dial 855-859-2056 or 404-537-3406 and use the access code 47042319. The archive of the webcast will be available for a limited time on the Company’s website at http://ir.bluebuffalo.com.

About Blue Buffalo
Blue Buffalo, based in Wilton, CT, is the nation's leading natural pet food company, and provides natural foods and treats for dogs and cats under its BLUE Life Protection Formula, BLUE Wilderness, BLUE Basics, BLUE Freedom and BLUE Natural Veterinary Diet lines. Paying tribute to its founding mission, the Company, through the Blue Buffalo Foundation, is also a leading sponsor of pet cancer awareness and of critical studies of pet cancer, health, treatment and nutrition at top veterinary medical schools across the United States. For more information about Blue Buffalo, visit the Company’s website at www.BlueBuffalo.com.
Forward-looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the expectations regarding the performance of the Company's business, financial results, liquidity and capital resources and other non-historical statements, including the statements in the “Full Year 2016 Outlook” section of this press release. You can identify these forward-looking statements by the use of words such as “outlook,” “forecast,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the pet food industry, macroeconomic factors beyond the Company’s control, competition for customers, risks related to the Company’s manufacturing and supply chain, the Company’s involvement in litigation with Nestlé Purina PetCare Company and related class action lawsuits, the success of the Company’s Heartland manufacturing facility, risk of disruption at the Company’s third party distribution centers, risks related to the Company’s expansion outside the United States, the Company’s ability to protect the Company’s intellectual property and that of third parties, performance of the Company's information technology systems, adverse litigation judgments or settlements and the Company’s indebtedness. Additional factors that could cause the Company's results to differ materially from those described in the forward-looking statements can be found under the section entitled "Risk Factors" in the Company’s final prospectus for its secondary public offering, as filed with the Securities and Exchange Commission (the “SEC”) on June 29, 2016, as such risk factors may be updated from time to time in our periodic filings with the SEC, and which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company's filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Contacts:
Investors & Financial Analysts
Michael Nathenson
EVP & CFO
203-665-3400
investors@bluebuff.com

Media
Phil Cheevers
VP, Communications
203-665-3234
media@bluebuff.com

Blue Buffalo Pet Products, Inc.
Unaudited Condensed Consolidated Statements of Income
(dollars in thousands, except for share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net sales	$286,850	$253,998	$566,686	$502,772
Cost of sales	159,547	154,203	316,151	303,443
Gross profit	127,303	99,795	250,535	199,329
Selling, general and administrative expenses	65,600	59,660	125,356	107,059
Operating income	61,703	40,135	125,179	92,270
Interest expense, net	3,606	3,692	7,243	7,375
Income before income taxes	58,097	36,443	117,936	84,895
Provision for income taxes	21,473	13,805	43,979	32,211
Net income	$36,624	$22,638	$73,957	$52,684

Basic net income per common share	$0.19	$0.12	$0.38	$0.27
Diluted net income per common share	$0.18	$0.11	$0.37	$0.27
Basic weighted average shares	196,270,119	195,747,954	196,243,714	195,746,817
Diluted weighted average shares	198,441,315	197,709,082	198,324,006	197,747,647

Blue Buffalo Pet Products, Inc.
Unaudited Condensed Consolidated Balance Sheets
(dollars in thousands, except for share data)

	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$273,555	$224,253
Receivables, net	84,316	80,103
Inventories	87,541	83,482
Prepaid expenses and other current assets	4,836	4,492
Total current assets	450,248	392,330

Restricted cash	473	473
Property, plant and equipment, net	114,473	115,160
Deferred income taxes	1,781	3,907
Deferred debt issuance costs, net	135	196
Other assets	492	480
Total assets	$567,602	$512,546

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Current maturities of long-term debt	$3,960	$3,960
Accounts payable	34,172	31,428
Other current liabilities	35,562	70,459
Total current liabilities	73,694	105,847

Long-term debt	381,157	383,137
Deferred income taxes	13,862	3,268
Other long-term liabilities	13,110	11,013
Total liabilities	481,823	503,265

Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock; $0.01 par value; 150,000,000 shares authorized; none issued or outstanding at June 30, 2016 and December 31, 2015	—	—
Common stock, voting; $0.01 par value; 1,500,000,000 shares authorized; 196,273,467 and 196,216,596 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	1,963	1,962
Additional paid-in capital	67,373	64,899
Retained earnings (accumulated deficit)	16,408	(57,549)
Accumulated other comprehensive income (loss)	35	(31)
Total stockholders’ equity	85,779	9,281
Total liabilities and stockholders’ equity	$567,602	$512,546

Blue Buffalo Pet Products, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(dollars in thousands)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net income	$73,957	$52,684
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,435	3,913
Amortization of debt issuance costs	61	61
Stock-based compensation	2,065	901
Deferred compensation	—	19
Loss on disposal of fixed assets	13	62
Deferred income taxes	12,721	(742)
Tax benefit from exercise of stock options	(36)	—
Payment of legal settlement	(32,000)	—
Effect of changes in operating assets and liabilities:
Receivables	(4,212)	11,913
Inventories	(3,923)	(2,749)
Prepaid expenses and other assets	(334)	589
Accounts payable	2,741	14,907
Other liabilities	(835)	8,050
Net cash provided by operating activities	54,653	89,608

Cash flows from investing activities:
Capital expenditures	(3,766)	(3,767)
Net cash used in investing activities	(3,766)	(3,767)

Cash flows from financing activities:
Principal payments on long-term debt	(1,980)	(1,980)
Tax benefit from exercise of stock options	36	—
Proceeds from exercise of stock options	373	43
Net cash used in financing activities	(1,571)	(1,937)

Effect of exchange rate changes on cash and cash equivalents	(14)	—
Net increase in cash and cash equivalents	49,302	83,904
Cash and cash equivalents at beginning of period	224,253	95,788
Cash and cash equivalents at end of period	$273,555	$179,692

Blue Buffalo Pet Products, Inc.
Reconciliation of GAAP to Adjusted Results*
(dollars in millions, except for share data)

	Three Months Ended June 30, 2016
	Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Income Taxes	% of Sales	Net Income	% of Sales	Diluted EPS

As reported (GAAP)	$127.3	44.4%	$65.6	22.9%	$61.7	21.5%	$21.5	7.5%	$36.6	12.8%	$0.18
Litigation expenses (a)	—		1.8	0.6%	1.8	0.6%	0.7	0.2%	1.1	0.4%	0.01
Secondary offering costs (b)	—		0.9	0.3%	0.9	0.3%	0.3	0.1%	0.6	0.2%	—
As adjusted	$127.3	44.4%	$62.9	21.9%	$64.4	22.4%	$22.5	7.8%	$38.3	13.4%	$0.19

	Three Months Ended June 30, 2015
	Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Income Taxes	% of Sales	Net Income	% of Sales	Diluted EPS

As reported (GAAP)	$99.8	39.3%	$59.7	23.5%	$40.1	15.8%	$13.8	5.4%	$22.6	8.9%	$0.11
Litigation expenses (a)	—		4.0	1.6%	4.0	1.6%	1.5	0.6%	2.5	1.0%	0.01
Initial public offering preparation costs (c)	—		1.9	0.7%	1.9	0.7%	0.7	0.3%	1.2	0.5%	0.01
As adjusted	$99.8	39.3%	$53.8	21.2%	$46.0	18.1%	$16.0	6.3%	$26.3	10.4%	$0.13

	Six Months Ended June 30, 2016
	Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Income Taxes	% of Sales	Net Income	% of Sales	Diluted EPS

As reported (GAAP)	$250.5	44.2%	$125.4	22.1%	$125.2	22.1%	$44.0	7.8%	$74.0	13.1%	$0.37
Litigation expenses (a)	—		3.3	0.6%	3.3	0.6%	1.2	0.2%	2.1	0.4%	0.01
Secondary offering costs (b)	—		0.9	0.2%	0.9	0.2%	0.3	0.1%	0.6	0.1%	—
As adjusted	$250.5	44.2%	$121.1	21.4%	$129.4	22.8%	$45.5	8.0%	$76.6	13.5%	$0.39

	Six Months Ended June 30, 2015
	Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Income Taxes	% of Sales	Net Income	% of Sales	Diluted EPS

As reported (GAAP)	$199.3	39.6%	$107.1	21.3%	$92.3	18.4%	$32.2	6.4%	$52.7	10.5%	$0.27
Litigation expenses (a)	—		5.5	1.1%	5.5	1.1%	2.1	0.4%	3.4	0.7%	0.02
Initial public offering preparation costs (c)	—		2.1	0.4%	2.1	0.4%	0.8	0.2%	1.3	0.3%	0.01
As adjusted	$199.3	39.6%	$99.5	19.8%	$99.9	19.9%	$35.1	7.0%	$57.4	11.4%	$0.29

* Amounts may not be additive due to rounding.
(a) Represents costs primarily related to the litigation with Nestlé Purina PetCare Company.
(b) Represents costs incurred for our secondary public offering.
(c) Represents costs incurred for our initial public offering.

Blue Buffalo Pet Products, Inc.
Reconciliation of GAAP to Adjusted Results*
(dollars in millions, except for share data)

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Net income	$36.6	$22.6	$74.0	$52.7
Interest expense, net	3.6	3.7	7.2	7.4
Provision for income taxes	21.5	13.8	44.0	32.2
Depreciation and amortization	2.2	2.0	4.4	3.9
EBITDA (a)	63.9	42.2	129.6	96.2
Litigation expenses (b)	1.8	4.0	3.3	5.5
Secondary public offering preparation costs (c)	0.9	—	0.9	—
Initial public offering preparation costs (d)	—	1.9	—	2.1
Stock-based compensation (e)	1.6	0.5	2.1	0.9
Adjusted EBITDA	$68.3	$48.6	$135.9	$104.7

* Amounts may not be additive due to rounding.
(a) EBITDA represents net income plus interest expense, net, provision for income taxes and depreciation and amortization.
(b) Represents costs primarily related to the litigation with Nestlé Purina PetCare Company.
(c) Represents costs incurred for our secondary public offering.
(d) Represents costs incurred for our initial public offering.
(e) Represents non-cash, stock-based compensation expense.